Eaton Corporation
2009 Annual Report on Form 10-K
Item 15(b)
Exhibit 32.2
Certification
This written statement is submitted in accordance with Section 906 of the Sarbanes-Oxley Act of 2002. It accompanies Eaton Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 (“10-K Report”).
I hereby certify that, based on my knowledge, the 10-K Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C 78m), and information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Eaton Corporation and its consolidated subsidiaries.

Date: February 26, 2010	/s/ Richard H. Fearon
Richard H. Fearon
Vice Chairman and Chief Financial and Planning Officer